Exhibit T3A-14.2

'D' *Wt*

MEMORANDUM OF ASSOCIATION

OF

ELECTRONIC DATA PROCESSING LIMITED

Deposited in the office of the Registrar-General of the Islands of Bermuda on the 14th day of April One thousand nine hundred and sixty-seven, in accordance with the provisions of Section 1 (1) of The Electronic Data Processing Company Act, 1967.

We, CHARLES WINSTON KEMPE (the younger of that name), SUTHERLAND ARTHUR MORRIS and MICHAEL JOHN DREW, whose names, addresses and nationalities are hereto subscribed, do hereby respectively agree to become shareholders in "Electronic Data Processing Limited" and to take such number of shares therein as shall be allotted to us respectively by the provisional directors of the said Company out of the number of shares which shall be respectively subscribed for by us in accordance with the provisions of the third section of the said Act and to subscribe such calls as may be made on us respectively by the provisional directors in respect of the shares allotted to us respectively. The minimum share capital of the said Company as fixed by the said Act is five thousand pounds.

Names	Addresses	Nationalities
Charles Winston Kempe (the younger of that name)	Utility House, Wesley Street, Hamilton, Bermuda.	British
Sutherland Arthur Morris	Utility House, Wesley Street, Hamilton, Bermuda.	British
Michael John Drew	Utility House, Wesley Street, Hamilton, Bermuda.	British

Duly stamped in the amount of Twelve pounds and ten shillings being the stamp tax on the minimum share capital of Five thousand pounds of the said Company.

Registrar General's Office.

HAMILTON
BERMUDA

CERTIFICATE OF D EPOSIT OF

MEMORANDUM OF ASSOCIATION

THIS IS TO CERTIFY that a Memorandum of Association of ELECTRONIC DATA PROCESSING LIMITED was deposited in the Office of the Registrar General on the 14th day of April, 1967, in accordance with the provisions of "The Electronic Data Processing Company Act, 1967."

IN WITNESS WHEREOF I have hereto set my hand this 14th day of April, 1967.

W. Scott

A/Registrar General

MEMORANDUM OF ASSOCIATION

OF

ELECTRONIC DATA PROCESSING LIMITED

Deposited in the office of the Registrar-General of the Islands of Bermuda on the 14th day of April One thousand nine hundred and sixty-seven, in accordance with the provisions of Section 1 (1) of The Electronic Data Processing Company Act, 1967.

We, CHARLES WINSTON KEMPE (the younger of that name), SUTHERLAND ARTHUR MORRIS and MICHAEL JOHN DREW, whose names, addresses and nationalities are hereto subscribed, do hereby respectively agree to become shareholders in "Electronic Data Processing Limited" and to take such number of shares therein as shall be allotted to us respectively by the provisional directors of the said Company out of the number of shares which shall be respectively subscribed for by us in accordance with the provisions of the third section of the said Act and to subscribe such calls as may be made on us respectively by the provisional directors in respect of the shares allotted to us respectively. The minimum share capital of the said Company as fixed by the said Act is five thousand pounds.

Names	Addresses	Nationalities
Charles Winston Kempe (the younger of that name)	Utility House, Wesley Street, Hamilton, Bermuda.	British
Sutherland Arthur Morris	Utility House, Wesley Street, Hamilton, Bermuda.	British
Michael John Drew	Utility House, Wesley Street, Hamilton, Bermuda.	British

Duly stamped in the amount of Twelve pounds and ten shillings being the stamp tax on the minimum share capital of Five thousand pounds of the said Company.